Exhibit 99.2

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Exchange Agent—Social Security Numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (EINs) have nine digits separated by only one hyphen: i.e, 00-0000000. The table below will help determine the number to give the Exchange Agent.

For this type of account:	Give name and SSN of:	For this type of account:	Give name and EIN of:

1. Individual	The individual	6. A valid trust, estate, or pension trust	Legal entity(4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. Corporate or LLC electing corporate status on Form 8832	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9. Partnership or multi-member LLC	The partnership

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10. A broker or registered nominee	The broker or nominee

5. Sole proprietorship or single-owner LLC	The owner(3)	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).
[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for individuals), or Form W-7, Application for IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

2.	The United States or any of its agencies or instrumentalities;

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.	A corporation;

7.	A foreign central bank of issue;

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

9.	A futures commission merchant registered with the Commodity Futures Trading Commission;

10.	A real estate investment trust;

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940;

12.	A common trust fund operated by a bank under section 584(a);

13.	A financial institution;

14.	A middleman known in the investment community as a nominee or custodian; or

15.	A trust exempt from tax under section 664 or described in section 4947.

The following types of payments are exempt from backup withholding as indicated for items 1 through 15 above.

Interest and dividend payments. All listed payees are exempt except the payee in item 9.

Broker transactions. All payees listed in items 1 through 13 are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt.

Barter exchange transactions and patronage dividends. Only payees listed in items 1 through 5 are exempt.

Payments reportable under sections 6041 and 6041A. Only payees listed in items 1 through 7 are generally exempt.

However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC, Miscellaneous Income, are not exempt from backup withholding.

•	Medical and health care payments.

•	Attorneys’ fees.

•	Payments for services paid by a Federal executive agency.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE EXCHANGE AGENT. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE EXCHANGE AGENT. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Payments Exempt From Backup Withholding

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations. The following payments are generally exempt from backup withholding.

Dividends and patronage dividends

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Interest payments

•	Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Other types of payment

•	Wages.

•	Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, or an owner-employee plan.

•	Certain surrenders of life insurance contracts.

•	Gambling winnings if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

•	Real estate transactions reportable under section 6045(e).

•	Cancelled debts reportable under section 6050P.

•	Distributions from a medical savings account and long-term care benefits.

•	Fish purchases for cash reportable under section 6050R.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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